               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

                                                                    Exhibit 10.7

                        DEVELOPMENT AND LICENSE AGREEMENT


THIS DEVELOPMENT AND LICENSE AGREEMENT (the "Agreement") is made and entered into as of the date of last signature of the parties below (the "Effective Date"), by and between RECORDATI S.A. CHEMICAL AND PHARMACEUTICAL COMPANY, a Swiss corporation, with its principal offices located at Corso San Gottardo 54, 6830 Chiasso, Switzerland ("Recordati"), and ASCENT PEDIATRICS, INC., a Delaware corporation, with its principal offices located at 9 Linnell Circle, Billerica, MA 01821, U.S.A. ("Ascent").

                                    RECITALS

     A) Recordati has developed and owns the Recordati Technology (as defined herein);

     B) Ascent is interested in developing a CRSS-formulation for the delivery of the non-proprietary drug Albuterol ("Drug");

     C) Recordati and Ascent on May 24, 1994 entered into an agreement ("Feasibility Agreement") under which Recordati, with input from Ascent, has prepared prototype CRSS formulations containing the Drug and

     D) Recordati and Ascent desire to set forth the terms and conditions under which Recordati will develop the Product (as defined herein), scale-up the production from laboratory scale to industrial scale and grant to Ascent a license to clinically test, register, distribute, market, use and sell the Finished Product (as defined herein); and Ascent will clinically test, obtain Regulatory Approval (as defined herein), register, distribute, market, use and sell the Finished Product.

     In consideration of the foregoing recitals and the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

I. CERTAIN DEFINITIONS

As used in this Agreement, the capitalized terms below have the following meaning:

     1.1 "Affiliate/s" means any person or entity controlling, controlled by, or under common control with, Recordati or Ascent. For the purpose of this Agreement, the term "control" means the direct or indirect

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               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

          ownership of fifty percent (50%) or more of any entity's voting stock, equity or income interest or such other relationship as in fact constitutes actual control, but in each case only for so long as such ownership or control shall continue.

     1.2 "Clinical Testing" means all biological, toxicological, pharmacokinetic, pre-clinical and clinical studies or tests, and all other studies or tests, necessary or useful for Regulatory Approval.

     1.3 "Costs" means Recordati's actual ***************** costs and expenses (including, without limitation, payments made to ******************** *************)related to the fulfillment of its obligations under the Development Program.

     1.4 "CRSS" means the proprietary technology, including, without limitation, the Patents, owned by Recordati for a controlled release suspension system for drug delivery.

     1.5 "Development Committee" means the committee, to be composed of an equal number of two or more representatives of each party, with responsibility for all coordination, monitoring, modifications and reporting related to the Development Program.

     1.6 "Development Program" means the program, Estimated Costs, specifications and respective responsibilities of the parties hereto, for the ************************************************************
          ********************************************************************
          ********************************************************************
          ****, which is described in Exhibit A hereto, together with such further modifications as shall be agreed upon by the Development Committee.

     1.7 "Estimated Costs" means the part of the Development Program describing the estimated Costs expected to be incurred by Recordati and reimbursed by Ascent in connection with the fulfillment of Recordati's obligations under the Development Program. The Estimated Costs will be determined on the basis of, and be part of the Development Program and the parties shall agree to the Estimated Costs prior to initiating each stage of the Development Program. The Estimated Costs are set forth in Exhibit A. Recordati shall bear the cost of transferring the CRSS technology to its Nominee or the Second Source. Ascent shall bear the cost of the manufacturing scale-up of the Finished Product.


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               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

     1.8 "Finished Product" means the Product together with all excipients (the "Vehicle Granulate") reflecting the specifications set forth in the Regulatory Approval in its finished package form ready for sale to consumers, including packaging materials as approved for marketing by Regulatory Authorities in the Territory.

     1.9 "FDA" means the United States Food and Drug Administration, or any successor governmental agency performing similar functions.

     1.10 "IND" means an Investigational New Drug Application filed with the FDA or the equivalent application filed with a foreign Regulatory Authority.

     1.11 "Know-How" means scientific and technical data or information, including, without limitation, the Product, its formulations, improvements, manufacturing data, process descriptions, skills, methods of formulation, pharmacokinetics, preclinical and clinical data plus tests with respect to the Product or Finished Product that either party now possesses, develops or becomes contractually entitled to receive from a third party during the term of this Agreement.

     1.12 "Major Countries" means those countries with major markets for pharmaceutical products as set forth in Exhibit B, including any subsequent amendments.

     1.13 "Net Sales" means the ************************ of Finished Product in the Territory by Ascent, its Affiliates and its sublicensees, as the case may be, (or by Recordati and its Affiliates, if Recordati is obligated to pay royalties to Ascent under this Agreement) to unaffiliated third parties
          **********************************************************************
          **********************************************************************
          **********************************************************************
          provided that*********************************************************
          *******of Ascent's, its Affiliates and its sublicensees' published list price; ************ ***************** provided that the
          ******************************************* shall be
          ****************************of such gross invoices in any Major Country and to ********** of such gross invoices in all other countries of the Territory during each calendar year. Sales between Ascent and its Affiliates or sublicensees shall be excluded from the computation of Net Sales, except where such Affiliates or sublicensees are end-users, but

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

          Net Sales shall include the subsequent final sales to third parties by such Affiliates or sublicensees.

     1.14 "Patents" means the patents and patent applications set forth in Exhibit C, together with any continuation, continuation in part, extension, division, substitution, or addition thereto, as well as patents issuing thereon and reissues, re-examinations, revalidation, and registrations based thereon.

     1.15 "PLA" or "Product License Application" means any application seeking Regulatory Approval of the Finished Product filed with a Regulatory Authority by Ascent, Recordati, their Affiliates or their subcontractors or sublicensees anywhere in the Territory. For the purposes of this Agreement a PLA includes an NDA or New Drug Application.

     1.16 "Product" means any specific CRSS formulation for Albuterol in the form of CRSS coated granulates to be developed by Recordati pursuant to the Development Program attached hereto as Exhibit A, and selected by Ascent for use with the Vehicle Granulate in the manufacture of the Finished Product for clinical testing and sale.

     1.17 "Finished Product Data" means all documents, reports information and expertise, except for Recordati Technology, developed, acquired or possessed by Ascent, its affiliates, or its sublicensees, relating to the Finished Product or any improvements, including, without limitation, all Know-How, Clinical Testing data, formulations and packaging, useful or required for the acquisition of Regulatory Approval, registration and/or commercialization of the Finished Product.

     1.18 "Recordati Technology" means the proprietary or confidential information relating to CRSS, the Product, the Finished Product and/or improvements (except combination products, i.e., CRSS products using one or more active ingredients in addition to Albuterol) thereto, owned or otherwise licensable by Recordati or its Affiliates prior to the Effective Date or developed or acquired by Recordati or its Affiliates or jointly by Recordati and Ascent during the term of this Agreement, which is necessary or useful for the manufacture, Clinical Testing, registration, marketing, distribution, use and sale of the Product or Finished Product. Proprietary information includes, but is not limited to, information, data and designs of any kind and any embodiment thereof, Know-How, intellectual property rights, trade secrets, patents and patent applications anywhere in the world, including, without limitation the Patents. Recordati Technology shall not include any trademarks, tradedress, logos and designs owned or used by Recordati, except for the trademark(s) pertaining to CRSS.

     1.19 "Recordati Territory" means Italy and Spain.

     1.20 "Regulatory Approval" means all the authorizations required by the Regulatory Authorities in any country of the Territory necessary for the manufacturing, importation, use, marketing and/or sale of the Finished Product in such country.

     1.21 "Regulatory Authority" means the FDA or other governmental authority whose authorization is necessary for the lawful manufacture, importation, use, marketing and/or sale of the Product or Finished Product in the Territory.

     1.22 "Supply Agreement" means the Manufacturing and Supply Agreement for the Finished Product attached hereto as Exhibit D.

     1.23 "Territory" means all of the countries of the world (including the Recordati Territory, unless otherwise agreed upon in writing by the parties.

II.  REPRESENTATIONS AND WARRANTIES

     2.1 Recordati Representations - Recordati hereby represents and warrants to Ascent as follows:

             2.1.1 Power and Authority - Recordati has the corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder, and the execution, delivery and performance of this Agreement has been duly and validly authorized by Recordati, and upon mutual execution and delivery, this Agreement, will constitute a valid and binding agreement of Recordati. Execution, delivery and performance of this Agreement will not result in the breach of, or give rise to, the termination of any agreement to which Recordati is a party.

             2.1.2 Ownership, Validity and Enforceability of Patents - Recordati is the owner of the Patents, and, except for such Patents, there are no other patents issued in any country in the Territory and no other patent applications filed in any country therein, in each case owned or filed by or specifically licensed to Recordati or any of its Affiliates relating to the Product or Finished Product. Recordati has no knowledge of any fact which casts substantial doubt on the validity or enforceability of any of the Patents which have been issued as of this date that is not referred to in the file wrappers thereof or that has not been otherwise disclosed to Ascent in writing.

             2.1.3 Non-Infringement - To the best of Recordati's knowledge, information and belief, the manufacture and the permitted testing, registration, use, marketing and sale of the Product and Finished Product will not infringe the rights of any third party.

             2.1.4 Material Information Concerning Product - Recordati has no knowledge as of the date of this Agreement of any material information, not heretofore disclosed to Ascent, relating to the potential safety or efficacy of the Product or Finished Product.

             2.1.5 Good Practices - Recordati represents and warrants that the activities conducted by or for it during the Development Program have been and will be conducted under conditions that meet or exceed, in all material respects, the standards for good laboratory practices, current good manufacturing practices and good clinical practices as set by the applicable authorities and in compliance of all other laws and regulations governing the conduct of such activities.

             2.1.6 No Other Representations or Warranties - Recordati is not making any other representation or warranty, express or implied.

     2.2 Ascent Representations - Ascent hereby represents and warrants to Recordati as follows:

             2.2.1 Power and Authority - Ascent has the corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder, and the execution, delivery and performance of this Agreement has been duly and validly authorized by Ascent, and upon mutual execution and delivery, this Agreement, will constitute a valid and binding agreement of Ascent.

             2.2.2 Material Information Concerning Product - Ascent has no knowledge as of the date of this Agreement of any material information, not heretofore disclosed to Recordati, relating to the potential safety or efficacy of the Product or Finished Product.

             2.2.3 No Third Party Approvals. Neither the execution and delivery of this Agreement, the Supply Agreement or the License Agreement, nor consummation of the transactions contemplated hereunder or thereunder, requires Ascent to obtain any permits, authorizations or consents from any governmental body (except for Regulatory Approvals as contemplated herein) or from any other person, firm or corporation, and such execution, delivery and performance will not result in the breach of or give rise to any termination of any agreement or contract to which Ascent may be a party.

             2.2.4 Good Practices - Ascent represents and warrants that the activities conducted by or for it during the Development Program have been and will be conducted under conditions that meet or exceed, in all material respects, the standards for good laboratory practices, current good manufacturing practices and good clinical practices as set by the applicable authorities and in compliance of all other laws and regulations governing the conduct of such activities.

             2.2.5 No Other Representations or Warranties - Ascent is not making any other representation or warranty, express or implied.

     2.3 Disclaimer - The parties acknowledge that the Development Program is a research program, that the results of such a program are unpredictable and that neither party guarantees any particular results of the research.

III. DEVELOPMENT PROGRAM

     3.1 General - The Development Program will be conducted on a country-by-country basis. The Development Program in a specific country will be commenced upon timely election by Ascent pursuant to Section 3.2 and will be completed upon receipt of Regulatory Approval for the Finished Product in that country. The Development Program will be continued until its lapses or is completed or terminated in all countries in the Territory or until terminated in accordance with this Agreement. Upon execution of this Agreement, Ascent will be deemed to have elected to commence the Development Program in the United

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

             States as of the Effective Date; provided, however, that Ascent acknowledges and understands that Recordati has been performing obligations under the Development Program since October 1, 1995, an that simultaneously herewith Ascent shall pay Recordari the sum of US ********** in reimbursement of the Costs incurred by Recordati through to May 31, 1996.

             3.1.1 Worklist - The parties have agreed on a work list, milestones and estimated timetables for the activities to be carried out by each party under the Development Program in the United States, each of which are set forth in Exhibit A.

             3.1.2 Estimated Costs - The parties have agreed on the Estimated Costs for the work to be carried out by Recordati under the Development Program in the United States set forth in Exhibit A.

             3.1.3 Special Equipment - The cost of special equipment is not included in the Estimated Costs. In the event that procurement of special equipment becomes necessary specifically and exclusively as a result of the performance of this Agreement, the sharing of the costs of such equipment will be the subject of good faith deliberation of the Development Committee.

     3.2 Election to Commence Development Program in Specific Countries Ascent may elect, at any time during the Commencement Period (as hereinafter defined), to commence the Development Program in any country in the Territory.

             3.2.1 Commencement Period - The Commencement Period means the period beginning on the Effective Date and ending twenty-four (24) months from filing for Regulatory Approval in the United States. The Development Program in respect of any country will lapse if Ascent does not elect to commence the Development Program for such country during the Commencement Period.

             3.2.2 Notice of Election - In respect of each country, Ascent shall exercise its right by giving Recordati written notice of its election to commence the Development Program in such country.

             3.2.3 Negotiation of Terms - Upon receipt of Ascent's election, the parties will negotiate in good faith the worklist, specifications, timing and Estimated Costs for further activities, if any, required to complete the Development Program in each country of the Territory where Ascent timely elects to commence the

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               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

                      Development Program, including, without limitation, reformulation and/or compliance with regulatory countries of the Territory, provided that such terms and requirements in other conditions are substantially similar to the terms and conditions contained herein in the event that the costs of the Development Program in any such country are likely to exceed the costs incurred for the Development Program in the United States the parties shall promptly meet and in good faith discuss the Development Program and the costs thereof.

             3.2.4 Commencement - The Development Program in a specific country of the Territory shall commence upon the final negotiation of and agreement to the terms described in
                      Section 3.2.3 above.

     3.3 Pre-clinical Development - The parties will use commercially reasonable efforts to perform their respective obligations for the pre-clinical development of the Product.

             3.3.1 Billing and Payment - Recordati will invoice Ascent quarterly for its Costs incurred through the end of the preceding quarter. Ascent will pay such invoices within thirty (30) days of invoice date in U.S. dollars by wire transfer or other payment method acceptable to Recordati; provided, however, that, unless agreed upon by the Development Committee in accordance with Section 3.6, Ascent will not be obligated to reimburse Recordati for Costs which exceed Estimated Costs by more than
                      **********.

             3.3.2 Completion - The Pre-clinical development of the Product will be complete upon the formulation of a Product meeting the specifications set forth in the Development Program.

     3.4 Manufacturing Scale-Up - The parties will use commercially reasonable efforts to perform their respective obligations for the clinical and industrial manufacturing scale-up of the Product as set forth in theDevelopment Program. Ascent will supply to Recordati or its Nominee ************** required for the manufacturing scale-up.

             3.4.1 Billing and Payment - Recordati will invoice Ascent quarterly for its Costs incurred through the end of the quarter. Ascent will pay such invoices within thirty (30) days of invoice date in U.S. dollars

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

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

                      by wire transfer or other payment method acceptable to Recordati; provided, however, that, unless agreed upon by the Development Committee in accordance with Section 3.6, Ascent will not be obligated to reimburse Recordati for Costs which exceed Estimated Costs by more than *********.

             3.4.2 Completion of Clinical Manufacturing Scale-Up - The clinical manufacturing scale-up of the Product will be complete upon the delivery for Clinical Testing of the first lot of the Product meeting the specifications set forth in the Development Program.

             3.4.3 Completion of Industrial Manufacturing Scale-Up - The industrial manufacturing scale-up of the Product will be complete upon the validation of the process by manufacture of an industrial scale lot meeting the specifications set forth in the Development Program and provision to Ascent of the documentation related to the manufacturing of the Product necessary for Regulatory Approval.

     3.5 Clinical Testing - The parties will use commercially reasonable efforts to perform their respective obligations set forth in the Development Program for the Clinical Testing of the Product and obtaining of Regulatory Approval for the Finished Product.

             3.5.1 Right to Gain Regulatory Approval - With the exception of the Recordati Territory, Ascent or its sublicensee(s) will have the right, at its sole option, to first obtain Regulatory Approval(s) for the Finished Product(s) in the country of the Territory where Ascent has timely elected to make the Development Program effective and the Development Program has not been terminated. In such case, the IND and PLA filed with respect to the Finished Product will be filed by, and in the name of, Ascent, or its sublicensee, and Ascent, or its sublicensee, will be designated as the party with whom the Regulatory Authority shall communicate regarding such submissions.

             3.5.2 Responsibilities for Clinical Testing - Recordati will be responsible for conducting the clinical studies and other tests required for Regulatory Approval in the Recordati Territory. In all other countries of the Territory, Ascent will conduct at its own expense the Clinical Testing required for the Regulatory Approvals for the Finished Product. If Ascent acquires a Regulatory Approval which is effective in the Recordati Territory an Recordati elects to acquire such Regulatory Approval in the Recordati Territory in lieu of obtaining its own Regulatory Approval under this section, then

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               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

                      Recordati and Ascent shall negotiate in good faith and agree upon the proportion of the cost of the PLA in respect of such Regulatory Approval to be borne by Recordati and upon agreement and payment of the agreed upon price, Ascent shall assign to Recordati the Regulatory Approval for the Finished Product in the Recordati Territory.

             3.5.3 Supply of Clinical Samples - Recordati will supply **************** to Ascent the quantities of Product required by Ascent for Clinical Testing in accordance with the Development Program and Ascent shall supply all quantities of Albuterol required therefor ************** to Recordati. To the extent that Recordati is unable to supply sufficient quantities of the Product for Clinical Testing of the Product by both Ascent and Recordati, Recordati will first allocate clinical supplies of the Product to Ascent, and then to Recordati until such time as the Development Program has lapsed or been completed in each Major Country or has been terminated. 3.5.4 Completion of Clinical Testing - The clinical testing of the Product will be completed upon the receipt by Ascent or its sublicensee (or Recordati in the Recordati Territory, of Regulatory Approval for the Finished Product.

     3.6 Development Committee - The Development Committee will consist of two (2) representatives from each of Ascent and Recordati. Either party is free to change its representatives by written notice to the other party.

             3.6.1 Coordination - The Development Program will be coordinated by the Development Committee. The Development Committee will confer by telephone from time to time as necessary but in no event, unless agreed by both parties, less than once per week. Unless otherwise decided, the Development Committee will meet in person not less than once per quarter. Decisions of the Development Committee will be made by majority vote of its members.

             3.6.2 Revisions and Modifications - The parties recognize that the Development Program, including the Estimated Costs, may require revisions from time to time. The Development Committee will be responsible for all revisions or modifications to

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

                      the Development Program. If either party should reasonably request revision or modification to the Development Program, the Development Committee will consider the request at its next scheduled meeting. Requests for significant revision or modification will be subject to a formal vote at the meeting at which such requests are considered. If the requested revision to the Development Program does not receive a majority in favor or in opposition, the Development Committee will use its best efforts to arrive at a compromise proposal for revision or modification of the Development Program taking into account the reasons for the requested revision or modification, the other party's reasons for objection thereto, the best interests of the long-term relationship between the parties and the purposes and objectives of the Development Program. If, despite its best efforts, the Development Committee is unable to approve a requested revision or modification or arrive at an acceptable compromise proposal, then such revision or modification will be addressed by one executive from each party, each having a title or rank higher than the highest title or rank of any of the members of the Development Committee. The executives will meet, either face to face or by telephone, and will use their best efforts to arrive at a negotiated resolution. If the executives are unable to resolve the issues related to the requested revision or modification in a mutually agreeable manner, then the requested revision or modification, will be considered rejected. If the executives are able to arrive at a mutually agreeable proposal, then that proposal will be reduced to by writing signed by the executives and will be deemed approved by the Development Committee.

     3.7 Reporting - All reports will be provided to the members of the Development Committee.

             3.7.1 Progress Reports - Within thirty (30) days after the end of each calendar quarter, Recordati and Ascent will provide progress reports on the work performed and actions taken in such quarter with respect to the Development Program, including, without imitation, updates on
                      *********************************************************
                      ******************************. Recordati and Ascent will
                      also provide, as soon as is reasonably practical after the end of each month (except March, June, September and December), an outline of the work performed and actions taken with respect to the Development Program.

             3.7.2 Material Events - Recordati and Ascent will closely cooperate and promptly inform the Development Committee as soon as either becomes aware of any event which is likely to cause a variation in the specifications or to materially impair the continuation of the Development Program. Ascent will promptly advise the Development Committee of any event which comes to its attention in the course of its human and animal studies, so that Recordati may make revisions as needed. All material events will also be included in the quarterly reports exchanged between the parties in accordance with Section 3.7.1.

             3.7.3 Adverse Effects - Ascent will advise Recordati regarding any adverse effect, relating to the Finished Product during the clinical trials of the Finished Product, including the incidence or severity thereof, associated with clinical uses, studies, investigations or tests, whether or not determined to be attributable to a Finished Product. Such reports will be made in accordance with the Adverse Event Procedures to be established under Section
                      5.5. All adverse effects or events will also be included in the quarterly reports exchanged between the parties in accordance with Section 3.7.1.

             3.7.4 Obligations After Completion of Development Program - During the term of this Agreement, each party will continue to report to the Development Committee the information set forth in Section 3.7.3 relevant to each country in which the Development Program is complete.

     3.8 Access - Recordati will provide Ascent with reasonable access to Recordati personnel as required under the Development Plan.

     3.9     Term and Termination of the Development Program

             3.9.1 Term - Unless earlier terminated in accordance with this Agreement, the Development Program will continue until completed in each country in respect of which Ascent has made timely election pursuant to Section 3.2.

             3.9.2 Termination with respect to Specific Countries in the Territory The Development Program shall be terminated with respect to one or more countries in the Territory in the event that the Development Committee determines that the commercial development of the Product in such countries is not technically feasible. The Development Program in a specific country shall also terminate upon termination of the licenses granted pursuant to Sections 5.1 and 5.2 in that country. In either case, the Development Program will continue until completed or terminated in other countries of the Territory, without regard to the termination of the Development Program in a specific country.

             3.9.3 Termination of the Entire Development Program - The Development Program will terminate upon termination of this Agreement. Termination of this Agreement terminates the Development Program with respect to each and every country in the Territory. In the event of termination of this Agreement, Ascent will promptly pay all substantiated reasonable Costs incurred by Recordati or which prior to the effective date of termination Recordati has obligated itself to pay and which cannot be canceled, with respect to each country in the Territory in which the Development Program has commenced but has not been completed; provided, however, that in the event this Agreement is terminated due to a breach by Recordati, Ascent shall not be obligated to reimburse any Costs incurred by Recordati.

IV.  INTELLECTUAL PROPERTY

     4.1 Recordati Technology - Recordati is and shall be the exclusive owner of the Recordati Technology. Recordati will retain all rights, title and interest in the Recordati Technology developed during the term of this Agreement even if the same is included in the Development Program information exchanged between the parties, or any submission to the Regulatory Authorities.

     4.2 Finished Product Data - Ascent and/or its sublicensee(s) are and shall be the exclusive owner(s) of all the Finished Product Data developed by Ascent and/or its sublicensee(s), or acquired by Ascent from third parties other than Recordati and its affiliates, and the Regulatory Approvals applied for and obtained by Ascent and/or its sublicensee(s). Recordati is and shall be the owner of the Finished Product Data developed or obtained by Recordati and the Regulatory Approvals applied for or obtained by Recordati.

     4.3 Patent Protection - Recordati will use diligent efforts at its expense to file those patents claiming inventions specific to the Product or Finished Product in the United States, Japan and all other PCT countries, as well as any other country in which Ascent applies for Regulatory Approval. In the event that Recordati files a patent application, Recordati will give Ascent reasonable opportunity to review and comment on the patent application during its preparation and during the prosecution process.

     4.4 Infringement Actions - In the event that Ascent becomes aware of actual infringement by a third party in the Territory of a patent included within the Recordati Technology, Ascent will notify Recordati within fifteen days in writing. Recordati will take such reasonable action as it deems appropriate to abate such infringement, including patent litigation, prosecution and all other remedies at law and equity. Ascent will render to Recordati all reasonable assistance.

             4.4.1 Joint Litigation - Upon written notice to Recordati given not later than five days after Recordati's notice to Ascent of litigation brought by Recordati to halt infringing activity, Ascent may elect to join in any litigation commenced against the alleged infringer ("Joint Litigation"). Recordati will have control over the Joint Litigation; provided that it will make no settlement of the Joint Litigation without Ascent's consent, not to be unreasonably withheld. The parties will each bear 50% all out of pocket expenses of Joint Litigation (including all costs and fees), and will each be entitled to 50% of the net proceeds from any settlement or award.

             4.4.2 Individual Litigation - Notwithstanding the foregoing, either party will have thirty days from receipt of notice of the alleged infringing activity to withdraw, in writing, its consent to participate in the Joint Litigation. In that event, the party which has not withdrawn its consent may institute litigation in its own name and on its own behalf; the party which has withdrawn its consent will provide all reasonable assistance to the party litigating individually; and the party litigating individually will control the litigation and settlement of the action, bear all expenses of litigation and will be entitled to retain the proceeds from any settlement or award, provided that the party litigating individually first recover its own expense and then reimburse any documented, out-of-pocket expenses of the other party incurred in assisting with the litigation.

V.  GRANT OF LICENSE

     5.1     Grant of Rights to the Product and Finished Product

             5.1.1 License - Recordati grants to Ascent an exclusive license under the Recordati Technology for the Clinical Testing, registration, marketing, distribution and sale of the Finished Product in all countries of the Territory, except the Recordati Territory. In the Recordati Territory, Recordati grants to Ascent a nonexclusive license under the Recordati Technology for the Clinical Testing, registration, marketing, distribution, and sale of the Finished Product. Recordati otherwise retains all rights to the Recordati Technology to itself. Such licenses are granted for the term of this Agreement unless earlier terminated in accordance with this Article.

             5.1.2 Sublicenses - (a) Ascent may grant one or more sublicenses of its rights under Section 5.1.1, in the Territory, provided that Ascent furnishes to Recordati, in form and substance acceptable to Recordati, a written assurance from each sublicensee that it agrees to be bound by and comply with the terms and conditions of this Agreement. Ascent shall not grant a sublicense to a Competitor of Recordati for any Major Country without Recordati's approval of the sublicensee. A "Competitor" is any person who makes, uses, or sells any oral liquid controlled release technology or with whom Recordati is in litigation or

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

                      preparing for litigation in connection with CRSS or the Patents. In the Recordati Territory, Ascent may directly market or grant one non-divisible and non-assignable sublicense, provided that Ascent shall not grant a sublicense in the Recordati Territory without Recordati's prior written approval.

                            (b)Recordati shall not grant any sublicenses to the
                      Recordati Technology for the Product or the Finished Product in the Recordati Territory, except to an Affiliate of Recordati.

             5.1.3 No License to Manufacture - Nothing in this Agreement will be construed as a license to Ascent, its Affiliates, or its sublicensees to manufacture the Product or Finished Product, directly or through third parties. Subject to the provisions of Section 8.3.3, all rights to manufacture the Product and Finished Product are owned and retained solely and exclusively by Recordati.

             5.1.4 Improvements - Recordati grants Ascent a right of first refusal to take a license under Section 5.1.1 for any line extension or new formulation of the Finished Product. Ascent shall have sixty (60) days from receipt of written notice from Recordati identifying such line extension, or new formulation of the Finished Product to exercise its right of first refusal and takes such license aforesaid. If Ascent exercises such right to take a license then the parties shall promptly meet and negotiate the terms and conditions of such license on the basis of the terms of this Agreement.

     5.2 Grant of Rights to Recordati by Ascent - Ascent hereby grants to Recordati a non-exclusive license to use the Finished Product Data owned by Ascent or its sublicensee(s), provided that Ascent has rights to its sublicensee's data and has used its diligent efforts to obtain such rights, in any country in the Recordati Territory as useful or necessary to manufacture, have manufactured, register, obtain Regulatory Approval, market, distribute, use and sell the Finished Product in the Recordati Territory. If Recordati elects to use the Finished Product Data owned by Ascent or its sublicensees, Recordati will pay Ascent a royalty of ******************************* of Net
          Sales in the country of the Recordati Territory in respect of which such Finished Product Data was so used.

     5.3 Commercialization Obligations - Ascent has the following commercialization obligations:

             5.3.1 Diligent Efforts - Upon completion of the Development Program in a specific country of the Territory, consistent with Ascent's legal obligations in connection with the sale of its other products, Ascent will use diligent efforts to sell the Finished Product in such country of the Territory provided that Recordati supplies Ascent's requirements for the Product. Ascent will be deemed to have failed to use its diligent efforts if:

                      (a)  In a Major Country:


                      (i) In the United States, if Ascent or its sublicensee fails to commercially launch the Finished Product within six (6) months of obtaining the Regulatory Approval; or



                      (ii) In Major Countries other than the United States or
                           Europe, if Ascent fails to apply for Regulatory Approval for the Finished Product in such country within 24 months of receipt of Regulatory Approval in the United States; or



                     (iii) with respect to all of the Major Countries in
                           Europe, if Ascent fails to file for Regulatory Approval in at least one country in the European Union within 12 months of filing for Regulatory Approval in the United States.


                      (b)  In any country (including any Major Country):


                      (i) if Ascent does not begin making continuous and regular commercial shipments of the Finished Product, or otherwise fails to begin marketing the Finished Product, within six (6) months of receiving Regulatory Approval for the Finished Product in that country; or




                      (ii) if Ascent ceases marketing, or does not make a
                           commercial shipment of the Finished Product, in such country for any three-month period during the two year period following the first three months after the launch of the Finished Product; or

                      (iii) if Ascent fails either (x) to begin Clinical Testing within six months after receiving clinical supplies from Recordati or (y) apply for Regulatory Approval within six months after receiving the Finished Product Data for such country and satisfactory reports which are required for such application.


             5.3.2 No Commercialization of Competing Products - Ascent agrees not to develop, market, distribute, use or sell any Competing Products for the Term of this Agreement. A "Competing Product" for purposes of this Section means any oral liquid controlled release formulation of Albuterol. Ascent agrees not to develop, market, distribute, use or sell another oral liquid controlled release formulation of a Beta-2 agonist unless Ascent shall have given Recordati a right of first refusal in connection therewith. Recordati shall have three (3) months from the date of such notification to notify Ascent if it is interested in entering into an agreement in this regard.

             5.3.3 Marketing, Packaging and Promotion - Ascent will supply Recordati with written instructions for the packaging and labeling of the Finished Product during manufacturing scale-up phase of the Development Program. Ascent agrees that it will be Ascent's sole responsibility to insure, and that it will insure, that the packaging and labeling of the Finished Product, as described in its written instructions, complies with all laws and regulations of the country of the Territory in which the Finished Product is marketed. In addition, Ascent will cause the CRSS trademark to appear on all labels, packaging material, instruction sheets and promotional material. Ascent will also include on all labels and packaging for the Finished Product the statement "Sold under License from Recordati S.A." and shall include the relevant Patent number of the patent licensed by Recordati to Ascent, the claims of which cover the Finished Product. The Finished Product will otherwise not include any Recordati markings or labels thereon, except to the extent required by the laws of the country in which the Finished Products are distributed or as the parties may agree upon and which is legally permissible.

     5.4 Documentation - Recordati agrees to provide Ascent promptly with such documentation and other materials reasonably requested by Ascent in order to enable Ascent to use the Recordati Technology in accordance with the licenses granted in this Article V. The parties agree that such documentation and materials are deemed "Confidential" and are subject to the confidentiality provisions of Article VI. To the extent Recordati is granted rights to the Finished Product Data pursuant to
          Section 5.2, Ascent agrees to provide Recordati promptly with such documentation and other materials reasonably requested by Recordati in order to enable Recordati to use the Finished Product Data for the purpose of gaining Regulatory Approvals in the Recordati Territory. The parties agree that such documentation and materials are deemed "Confidential" and are subject to the confidentiality provisions of
          Article VI.

     5.5 Adverse Event Reporting - Each party will communicate the name of the appropriate person within the organization for the coordination of a system of Adverse Event Reporting to satisfy compliance with international requirements, and relevant correspondence. Adverse Event Reporting to the Regulatory Authorities will be the sole responsibility of the party which has obtained Regulatory Approval. Ascent and Recordati will maintain databases of information concerning Adverse Events. Each party will have reasonable access to the database of the other. The parties will exchange information as necessary or useful to allow the other to comply with national and international reporting guidelines, rules and laws.

     5.6  Termination of License(s) -

          (a) The License granted pursuant to this Article may be terminated by Recordati with respect to any country in the Territory in which Ascent fails to fulfill its commercialization obligations or in which the Development Program has lapsed or been terminated.

          (b) In the event that Recordati terminates a license pursuant to this section with respect to a particular country, Ascent will have no further rights to the Product or Finished

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

               Product in the country of the Territory in respect of which the license is terminated. Ascent, its Affiliates, and their sublicensees will immediately grant an exclusive license to Recordati for all Finished Product Data, PLAs and Regulatory Approvals necessary or useful for Recordati to register, test, manufacture, market, distribute, use and sell the Finished Product in the Territory. For a period of **** ********** from the date of such exclusive license, Recordati will pay Ascent **** ************* of Net Sales from the Finished Product in the specific county where termination is effected, if at the time of termination Ascent had received Regulatory Approval in such country.

          (c) If, at the time of termination of a license pursuant to this section, Ascent had not received Regulatory Approval in the relevant country and Recordati elects to utilize the Ascent Finished Product Data and PLAs in respect of such country, then Recordati will pay Ascent **************** ******* of Net sales from such country for a period of ***** **** years from the date of termination.

          (d) In the event that Ascent breaches its commercialization obligations in a specific country prior to completion of the Development Program in that country, Recordati may, in addition to terminating the license in that country, also terminate the Development Program in that country. In that event, Ascent will promptly pay all substantiated reasonable Costs incurred by Recordati or which prior to the date of termination Recordati has obligated itself to pay and which cannot be canceled, with respect to the Development Program in that Country.

          (e) All licenses granted under this Article shall terminate upon termination of this Agreement.

     5.7 Failure to Commercialize due to Breach by Recordati - In no event will Ascent be deemed to have breached its commercialization obligations under Section 5.3, if such failure is the result of Recordati failing to fulfill its obligations to supply Ascent with the Finished Product under the Supply Agreement.

VI. CONFIDENTIALITY

     6.1 Confidential Information. During the term of this Agreement, all information, in whatever form, disclosed to one party by the other under this Agreement, the Supply Agreement and the Feasibility Agreement, including, without limitation, information relating to inventions, technology, disclosures, processes, systems, methods, formulae, Recordati Technology, Finished Product Data, Clinical Testing, PLAs, Regulatory Approval, Know-How, patent applications, machinery, materials, research activities and plans, costs of production, contract forms, prices, volume of sales, promotional methods, and lists of names or classes of customers and the terms of this Agreement are deemed "Confidential Information" provided, however that such information will not be considered Confidential Information if the receiving party can demonstrate by clear and convincing evidence that the information:

          (i)      was known by the receiving party prior to its disclosure
                      by the disclosing party; or

          (ii) is or becomes public knowledge other than through any act or default of the receiving party; or

          (iii) is obtained or derived by the receiving party from a third party which, to the best knowledge of the receiving party after appropriate inquiry, is lawfully in possession of such information and has the right to disclose the information to the receiving party on a non-confidential basis; or

          (iv) is developed or derived by the receiving party, prior or subsequent to its disclosure by the disclosing party, independently and without reference to the information which was disclosed by the disclosing party, and the receiving party can demonstrate such independent development with contemporaneous documentation; or

          (v) has, at the time of disclosure, no material competitive value to the disclosing party.

     6.2 Obligation of Confidentiality. Neither party will, either during the Term of this Agreement or within ten (10) years of termination of this Agreement, divulge, disclose or communicate to any other person, or authorize anyone to use, any Confidential Information disclosed to it by the other party during the Term of this Agreement, and will keep the same confidential, except as provided by Section 6.3. Nor will either party use such Confidential Information except as permitted in
          Section 6.4. Recordati and Ascent will use their best efforts to prevent the unauthorized use or disclosure of Confidential Information by any persons to whom they disclose Confidential Information, and will be responsible therefor.

     6.3  Permitted disclosures.

          Confidential Information may be disclosed to:

          (i) An subcontractor or sublicensee, authorized under this Agreement, and entrusted by the receiving party with the evaluation, development, registration, manufacture, use or sale of the Product or Finished Product;

          (ii) Any directors or employees of the party in question; and

          (iii) The Regulatory Authorities;

           to such extent only as is necessary for the purposes contemplated or permitted by this Agreement or as required by law, and subject in the cases of clauses (i) and (ii) above to the party in question first obtaining a written undertaking from the person to whom the disclosure is made, as nearly as practicable to the terms of this Section, to keep it confidential and to use it only for the purposes for which the disclosure is made. The receiving party will be responsible for any breaches of the obligations of this Agreement by such sub-contractors, sublicensees, directors or employees.

             6.3.1 Confidential Information may also be disclosed to the extent required to be disclosed by the receiving party pursuant to applicable law, or under a government or court order; provided, however, that (a) in the event that the receiving arty is requested in any judicial or administrative proceeding to disclose any of the information of the disclosing party, then the receiving party will promptly notify the disclosing party of such request so that the disclosing party may resist such disclosure or seek an appropriate protective order or other remedy; (b) the obligations will continue to the fullest extent not in conflict with such law or order; and
                      (c) if and when a party is required to disclose such information pursuant to any such law or order, such party will use its best efforts to take such actions as will prevent or limit, to the fullest extent possible, public access to, or disclosure of, such information.

             6.3.2 Under no other circumstances can Confidential Information be disclosed.

       6.4 Use of Confidential Information - Each party agrees that the use of the Confidential Information received from the other party is restricted to purposes consistent with the implementation of this Agreement.

       6.5 Ownership of Confidential Information - Both parties acknowledge that they have no ownership rights in the Confidential Information of the other, that the right to use such information is strictly limited to that which is expressly permitted by this Agreement, and that unless otherwise expressly provided herein, the right to use such information will terminate upon termination of this Agreement.

       6.6 Publications - The following restrictions shall apply to the disclosure in scientific journals or publications by either party relating to the Development Program, whether or not such disclosures involve the disclosure of the Confidential Information of the other party:

             6.6.1 A party seeking to publish (the "Publishing Party") shall provide the other party with an advance copy of any proposed publication of information relating to the Development Program, and the other party shall have a reasonable opportunity to recommend any changes it reasonably believes are necessary to preserve intellectual property rights or Confidential Information and the incorporation of such changes shall not be unreasonably refused by the Publishing Party; and

             6.6.2 if such other party informs the Publishing Party within 30 days of receipt of an advance copy of a proposed publication, that such publication, in its reasonable judgment is expected to have a material adverse effect on intellectual property rights or Confidential Information, the publishing Party shall use its best efforts to delay or prevent such publication. Such delay shall be sufficiently long to permit the timely preparation and filing of patent applications if the reason given by the other party for requesting delay is that the proposed publication would disclose patentable inventions.

VII.  LIABILITY AND INDEMNIFICATION

       7.1 Indemnification by Recordati - Subject to Sections 7.3 and 7.4, Recordati agrees to indemnify, defend and hold Ascent harmless against any claims, losses, expenses, costs and fees (including the reasonable fees of attorneys and other professionals) of any third party arising in connection with:

             (i) negligent, reckless or intentional wrongful acts or omissions of Recordati;

             (ii) the breach by Recordati of its obligations under this Agreement, unless such breach arises out of the negligent, reckless or intentional wrongful acts or omissions of Ascent, or a prior breach of the Agreement by Ascent;

             (iii) the breach by Recordati of any representation or warranty under this Agreement; and

              (iv) the infringement of any patent, the infringement of a trademark by the required use of the CRSS trademark, or the misappropriation of any trade secret by Recordati or its agents, resulting from the permitted marketing, Clinical Testing, use or sale of the Finished Product.

       7.2 Indemnification by Ascent - Subject to Sections 7.3 and 7.4, Ascent agrees to indemnify, defend and hold Recordati harmless against any claims, losses, expenses, costs and fees (including the reasonable fees of attorneys and other professionals) of any third party arising in connection with:

              (i) negligent, reckless or intentional wrongful acts or omissions of Ascent;

              (ii) the breach by Ascent of its obligations under this
                   Agreement, unless such breach arises out of the negligent, reckless or intentional wrongful acts or omissions of Recordati, or a prior breach of the Agreement by Recordati;

             (iii) the breach by Ascent of any representation or warranty under this Agreement;

              (iv) the clinical testing of the Finished Product;

              (v) the marketing, distribution, sale, possession, or use of the Finished Product following Ascent's acceptance of the Product hereunder; and

              (vi) the packaging or labeling of the Finished Product other than packaging or labeling required by Recordati (including, by way of example, the infringement of any trademark other than by the required use of the CRSS trademark), or the misappropriation of any trade secret by Ascent or its agents.

       7.3 Indemnification Procedure - In the event any third party asserts any claim with respect to any matter as to which the indemnities in this Agreement relate, the party against whom the claim is asserted (the "Indemnified Party") will promptly notify the other party (the "Indemnifying Party"). The Indemnifying Part will have the right to assume sole control over the defense and settlement of the third party claim, at its own expense, by giving prompt notice to the Indemnified Party. If the Indemnifying Party does not give such notice and does not proceed diligently so to defend the third party claim within 30 days after receipt of the notice of the third party claim, the Indemnifying Party will be bound by any defense or settlement that the Indemnified Party may make as to those claims and will reimburse the Indemnified Party for its losses and expenses related to the defense or settlement of the third party claim. The parties will cooperate in defending against any asserted third party claims. The party defending the claim will keep the other party continuously informed of its activities with respect to the defense of any such claim. The Indemnified Party will render the Indemnifying Party all reasonable assistance in the defense of any such claim at no cost to the Indemnifying Party other than the out of pocket expense of such Indemnified Party. The right to indemnification is conditioned upon provision by the Indemnified Party of prompt notice to, and an opportunity to control over the defense of the action by, the Indemnifying Party.

       7.4   Limitation on Liability - Except as provided in Sections 7.1 and
             7.2 neither party will be liable to indemnify the other party for indirect, incidental, consequential, special or exemplary damages, other than to the extent necessary to reimburse such other party for damages actually paid to a third party.


VIII.  TERM, TERMINATION AND SUSPENSION

       8.1 Term - The term of this Agreement commences upon execution thereof. Unless terminated in accordance with this Article, this Agreement will continue in full force and effect for a term of fifteen (15) years following receipt of Regulatory Approval in the United States. Thereafter, Ascent shall have the right to renew this Agreement for an additional five (5) years by giving Recordati written notice of its intent to renew at least one-hundred and twenty (120) days prior to the expiration of such fifteen year term.

       8.2   Termination - This Agreement may be terminated:

             8.2.1 By Ascent - Ascent may terminate this Agreement on 120 days written notice to Recordati. In such case, Ascent will promptly pay all substantiated reasonable Costs incurred by Recordati or which prior to the effective date of termination Recordati has obligated itself to pay and which cannot be canceled, in all countries in the Territory in which the Development Program has been commenced.

             8.2.2 By Either Party - Either party may terminate this Agreement immediately by written notice to the other party in the event that:

                     (i) The other party becomes insolvent, or an order for relief is entered against the other party under any bankruptcy or insolvency laws or laws of similar import; or

                     (ii) The other party makes an assignment for the benefit of its creditors, or a receiver or custodian is appointed for it, or its business is placed under attachment, garnishment or other process involving a significant portion of its business, and the other party cannot prove to the reasonable satisfaction of the party to which it has given notice that it is solvent; or

                    (iii) The other party's material breach of this Agreement
                          which is not cured or excused within ninety (90) days of written notice of such breach, except for the breach of an obligation to pay money, which must be cured within thirty (30) days of written notice. A material breach of this Agreement will be excused for so long it has occurred and is continuing by virtue of Force as Majeure or technical hindrances which cannot be surmounted with diligent efforts: or

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

                      (iv) The termination of the Supply Agreement due to the
                           other party's material breach thereof.

       8.3   Rights and Obligations Following Termination -

             8.3.1 Termination by Expiration - Upon expiration of the term of this Agreement, the licenses granted to Ascent and to Recordati shall become non-exclusive fully paid-up licenses.

             8.3.2 Termination by Recordati - In the event that this Agreement is terminated by Recordati pursuant to Sections
                      8.2.2 or 9.3(c), Ascent will have no further rights to the Product or Finished Product. Ascent and/or its sublicensee(s) will immediately assign to Recordati all Finished Product Data, PLAs and Regulatory Approvals necessary or useful for Recordati to register, test, manufacture, market, distribute, use and sell the Finished Product in the Territory.

             8.3.3 Termination by Ascent - In the event of termination of this Agreement by Ascent:

                      (a) Pursuant to Sections 8.2.1 or 9.3(c) - Ascent will have no further rights to the Product or Finished Product. Ascent and/or its sublicensee(s) will immediately Recordati all Finished Product Data, PLAs and Regulatory assign to Approvals necessary or useful for Recordati to register, test, manufacture, market, distribute, use and sell the Finished Product in the Territory.

                      (b) Pursuant to Section 8.2.2 - Ascent will have the right to elect from among the following remedies:

                           (i) Ascent, its Affiliates, and their sublicensees may immediately assign to Recordati all Finished Product Data, PLAs and Regulatory Approvals necessary or useful for Recordati to register, test, manufacture, market, distribute, use and sell the Finished Product in the Territory, and upon such assignment they shall cease to have any further rights to the Product or Finished Products. As liquidated damages, Recordati for a period of ******* from the date of

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

                                termination, Recordati will pay Ascent
                                *************** of Net Receipts of the Finished Product in countries of the Territory where Ascent had received Regulatory Approval and **************** of Net Receipts in countries of the Territory in which Regulatory Approval had not, at the time of termination, been obtained by Ascent; or

                           (ii) To maintain its rights set forth in Sections 5.1
                                and 5.2 and continue to purchase its
                                requirements under the Supply Agreement for a term of years equal to the number of years remaining in the Term at the time of termination; provided, however, that if this Agreement is terminated pursuant to Section
                                8.2.2 (iv), then at Ascent's request, Recordati will also grant to Ascent a license for a term of years equal to the number of years remaining in the Term at the time of termination, to use the Recordati Technology, with right of sublicense, to the extent necessary for Ascent to qualify two sources of supply for the Finished Product, and for such sources to manufacture the Finished Product. Recordati shall have the right to approve such Ascent manufacturing sublicensees, such approval not to be unreasonably withheld. For the purposes of this section, it shall be reasonable for Recordati to withhold approval to any person who is a Competitor. Recordati shall also have the right to impose reasonable conditions upon access to its technology, including, by way of example, satisfactory confidentiality provisions.

             8.3.4 In exchange for the licenses granted above in Section 8.3.3(b)(ii), Ascent will pay to Recordati a royalty of ***** on Net Receipts. Ascent will provide to Recordati within thirty (30) days of the end of each quarter, a report (the "Sales Report") reflecting the sales, in units and in value, of the Finished Product by Ascent and its sublicensee(s) or other distributors or agents in the Territory.

             8.3.5 Ascent agrees to keep complete and accurate records in connection with sales of the Finished Product by Ascent, its Affiliates, and their sublicensees, and of payments provided for under this Agreement. Recordati will have the right, not more

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

                      than once per calendar year, to appoint an independent public accountant to inspect and copy Ascent's books and related to the sales and revenues for the Finished records Product. The cost of such audit will be borne by Recordati unless an error of magnitude greater than *% is discovered in the course of the audit, in which case the cost will be borne by Ascent.

       8.4 Non-Disclosure of Termination - In the event either party terminates this Agreement, Ascent and Recordati agree to not disclose the circumstances of such termination, except as may otherwise be required by law, reasonable ethical standards or to enforce rights arising out of this Agreement.

       8.5 Suspension of Obligations - Recordati may suspend its obligations under this Agreement on thirty days' notice if in its reasonable judgment based upon the advice of its counsel it determines that the Recordati Technology or the Finished Product infringes upon the patent rights of any third party as such relate to patent applications filed or patents issued after the Effective Date. In the event of such suspension, Ascent shall have the right to manufacture the Finished Products or have a second source manufacture the Finished Products as provided for in Section 8.3.3(b)(ii) provided that Recordati may lift such suspension by giving to Ascent not less than ***** (**) months' written notice thereof.

     IX.   GENERAL PROVISIONS

       9.1 Independent Parties - The parties agree that they are independent contractors and that nothing in this Agreement creates a joint venture, partnership, principal-agent, or other fiduciary relationship. Neither party has the authority to act as agent for, or partner of, the other party or to make any commitments or create any obligations of the other party without the prior written agreement of the other party. Nothing in this Agreement will be construed to prevent, prohibit, restrict, limit or hinder in any way Recordati's right to use, license or transfer the CRSS technology or Recordati Technology alone or in combination with active ingredients other than Albuterol.

       9.2 Compliance with Law - Each party will comply with, and will not be in violation of, any valid applicable international, national, state or local statutes, laws, ordinances, rules, regulations, or other governmental orders (which affect the research, purchase sale, shipment, distribution or storage of the Product) of any country in which the Product is either manufactured or sold.

       9.3   Force Majeure

             (a) Neither Recordati nor Ascent will be liable or will be considered as having failed in meeting its respective obligations under this Agreement because of a failure to perform all or any part of them in the event such default is due to an occurrence of "Force Majeure." As used herein, the term Force Majeure includes, but is not limited to, the following events to the extent the same cannot be overcome with due diligence and reasonable expense by the party claiming Force Majeure: War, invasion, rebellion, mutiny, revolution, insurrection, riots, civil disturbances or civil war; Acts of government in its sovereign capacity; Earthquakes, fires, hurricanes, floods, sinking, drought, tidal waves, lightning or any operation of the forces of nature: Strikes, lock-outs or other industrial disturbances; Impossibility to obtain equipment, supplies, fuel, or other required materials; and Other events beyond the reasonable control of the party claiming Force Majeure, such that reasonable foresight and ability on the part of the affected party could not reasonably provide against.

             (b) A party claiming Force Majeure will promptly notify the other part of its inability to perform and the event which excuses performance. If said notice is given, the performance of the party giving notification will be excused for so long as performance may be prevented by such event of Force Majeure. Except for payment of funds that are due and payable, neither party will be require to make up any performance that was prevented by Force Majeure.

             (c) Notwithstanding the foregoing, if such Force Majeure continues for a period in excess of one hundred and eighty
                      (180) days, then the other party may declare this Agreement terminated.

       9.4 Assignment - The rights and obligations under this Agreement may be assigned by either party hereto to any Affiliate, provided that no such assignment shall relieve the assignor of its obligations. Assignment of this Agreement or any part thereof other than to Affiliates is subject to the written consent of the other party, such consent not to be unreasonably withheld. For the purposes of this section, it shall be reasonable for Recordati to withhold approval to a Competitor. Any assignment of any rights under such agreement without the written consent of the other party will be null and void.

             9.4.1 Sublicensing - The parties have the right to sublicense rights under this Agreement only as specifically set forth in the Agreement. Any sublicense of rights under this Agreement, other than specifically permitted herein is and will be null and void.

             9.4.2 Subcontracting - The parties have the right to wholly or partly subcontract the activities to be performed by them under this Agreement, provided however that the subcontracting party will (i) inform the other party in writing of its intention to utilize a subcontractor which subcontractor shall be FDA approved; (ii) furnish the other party with reasonably detailed information regarding the extent of such subcontractor's services; (iii) consult with the other party regarding the proposed subcontractor's selection and its ability to perform; and
                      (iv) give due consideration to the other's party concerns, if any, regarding such proposed contractor to the extent such concerns are based upon requirements regarding Regulatory Approvals. The final selection of a subcontractor will be the responsibility of the party for which the subcontractor shall perform its services. Ascent will in no event have direct contact, written or oral, with any Recordati subcontractor hereunder without prior written approval by Recordati, such approval not to be unreasonably withheld. All expenses associated with a subcontractor will be the liability of the party engaging such contractor; provided, however, that once paid the expenses of engaging such contractor will become Costs, payable in accordance with this Agreement.

       9.5 Waiver - A party's failure to insist upon the strict performance of any provision of this Agreement will not be deemed to be a waiver by it of any rights or remedies it may have for breaches of a like or different nature. No waiver will be effective unless specifically made in writing and signed by a duly authorized representative of the party granting such waiver.

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

       9.6 Notices - All notices hereunder will be in writing and will be personally delivered or by telefax or telecopy or, dispatched, postage pre-paid, by internationally recognized courier duly addressed:

             if to Recordati, to:
             Recordati S.A.  Chemical and Pharmaceutical Company
             Corso San Gottardo 54
             6830 Chiasso
             Switzerland
             Attention:       President
             Facsimile:       0041 41 9144 6009

             Copy to:
             Recordati Industria Chimica e Farmaceutica S.p.A.
             Via Civitali, 1
             20148 Milano Italy
             Attention: V.P. and Director Corporate Development
             Facsimile: 0039 2 48705223

             if to Ascent, to:
             Ascent Pediatrics, Inc.
             9 Linnell Circle
             Billerica, MA 01821 - U.S.A.
             Attention:  President
             Facsimile:  001 508 667 5322

             or in either case to such other address as the recipient party has previously designated for such purpose by written communication to and actually received by the giving party. Notices will be effective upon receipt, or, if delivery is not accomplished through fault of the addressee, upon tender.

       9.7 Liability Insurance - Each party will obtain and maintain at all times and at its own expense Product Liability insurance covering losses related to its activities with respect to the Product and Finished Product for risks to humans. The limit of liability on such coverage shall be no less than *********** in total in respect of Recordati and ********** per occurrence and ********** in the aggregate in respect of Ascent.

       9.8 Survival - Upon termination of this Agreement, the rights and obligation of the parties hereunder will terminate, except that the rights and obligations under Articles VI, VII, VIII and X and Sections 3.9, 4.1, 4.2 and 5.6 will survive any such termination.

       9.9 Entire Agreements; Amendments - This Agreement and the Manufacturing and Supply Agreement embody all of the understandings and obligations between the parties and supersede all other prior agreements or understandings, whether written or oral, including the Feasibility Agreement. Any amendments and supplements to this Agreement will not be valid unless executed in writing by duly authorized officers of both parties.

      9.10 Interpretation - References to any gender include the other gender and to the singular number the plural number and vice versa. All headings throughout this Agreement have been inserted for the purpose of ease of reference only and do not define, limit or affect the meaning or interpretation of this Agreement or of any instrument created pursuant hereto or in accordance herewith. All Exhibits to this Agreement are an integral part of this Agreement and will be construed and have the same force and effect as if set out in the body of this Agreement.

      9.11 Further assurances - Recordati and Ascent agree to execute such further documents and instruments, and will provide such additional assurances, requested by either party as may be necessary or reasonably desirable to consummate the matters contemplated by this Agreement.

   X.  GOVERNING LAW AND DISPUTE RESOLUTION

      10.1 Governing law - This Agreement is to be governed by and construed in all respects in accordance with the internal laws of the state of New York.

      10.2 Resolution of disputes - Any dispute arising out of or relating to this Agreement not resolved within ninety (90) days of such dispute having arisen will be resolved by mandatory, binding arbitration on the application of either party. The arbitration will take place in New York, New York, at the offices of the American Arbitration Association ("AAA"), pursuant to the AAA International Commercial Rules. The dispute will be resolved by the majority decision of three arbitrators of whom one will be nominated by Recordati and one by Ascent, and a third nominated by the two party-appointed arbitrators, unless Recordati and Ascent agree in any given dispute to have it settled by a single arbitrator acceptable to both Recordati and Ascent. If a party fails to nominate its arbitrator to a three-arbitrator panel within 30 days after the other party has appointed its arbitrator and served written notice of such appointment on the other party, or if within 30 days after both party-appointed arbitrators are appointed, the party-appointed arbitrators have not agreed upon the appointment of a third arbitrator, then the missing arbitrator will be appointed by the appointing authority in accordance with the AAA's governing rules.

     The arbitration shall be conducted in English. The decision of the arbitrators, or of the single arbitrator, as the case may be, will be final and binding on the parties and enforceable in accordance with the New York Convention on the Enforcement of Arbitral Awards.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the date first stated below.


     THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.



     RECORDATI S.A.  CHEMICAL AND                    ASCENT PEDIATRICS, INC.
     PHARMACEUTICAL COMPANY



     By:    /s/ Luciano Bocasso                    By: /s/ Emmett Clemente
            -------------------                        ---------------------
     Name:  Luciano Bocasso                          Name:  Emmett Clemente

     Title:    President                             Title:  Chairman

     Date:     October 8, 1996                       Date:  October 1, 1996

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

                                    Exhibit A

                               Development Program


     1) Pre-clinical Development

         Work List               Milestones               Estimated Timetable
         ********                                         **********
         ********                *****                    **********
         ********                                         **********
         ********                                         **********


     2) Manufacturing Scale-up

         Work List               Milestones              Estimated Timetable
         ********                *****                   **********
         ********                                        **********
         ********                                        **********
         ********                                        **********
         ********                                        **********
         ********                                        **********


     3) Clinical Testing

         Work List               Milestones              Estimated Timetable
         ********                                        ***********
         ********                                        ***********

                                    Exhibit B

                                 Major Countries


            Australia
            Canada
            France
            Germany
            Italy
            Japan
            The Netherlands
            Poland
            Spain
            United Kingdom
            United States of America

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

                                    EXHIBIT C

                                     Patents


Country                           Application No.                Patent No.
-------                           ---------------                ----------
Australia                                                        *******
Canada                            *******
China                             *******
Denmark                           *******
Europe                                                           *******
(AT, BE, CH, DE, ES,
FR, GB, GR, IT, LI,
LU, NL and SE)
Finland                           *******
Israel                                                           *******
Japan                             *******
Singapore                         *******
S. Korea                          *******
Mexico                            *******
Norway                                                           *******
Taiwan                                                           *******
USA                                                              *******
USA                                                              *******
USA                                                              *******

                                    EXHIBIT D





                  Omitted and Filed Separately as Exhibit 10.8